Exhibit 21.1

Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

Entity	Jurisdiction of Organization	Name Under Which Subsidiary Does Business
Alaska United Fiber System Partnership	Alaska	Alaska United Fiber System Partnership, Alaska United Fiber System, Alaska United
GCI Communication Corp.	Alaska	GCI, GCC, GCICC, GCI Communication Corp.
GCI, Inc.	Alaska	GCI, GCI, Inc.
GCI Cable, Inc.	Alaska	GCI Cable, GCI Cable, Inc.
GCI Holdings, Inc.	Alaska	GCI Holdings, Inc.
Potter View Development Co., Inc.	Alaska	Potter View Development Co., Inc.
GCI Fiber Communication, Co., Inc.	Alaska	GCI Fiber Communication, Co., Inc., GFCC, Kanas
Cycle30, Inc.	Alaska	Cycle30, Inc., Cycle30
GCI Wireless Holdings, LLC	Alaska	GCI Wireless Holdings, LLC
The Alaska Wireless Network, LLC	Delaware	The Alaska Wireless Network, AWN
Denali Media Holdings, Corp.	Alaska	Denali Media Holdings, Corp
Denali Media Anchorage, Corp	Alaska	Denali Media Anchorage, Corp
Denali Media Southeast, Corp	Alaska	Denali Media Southeast, Corp
GCI Community Development, LLC	Alaska	GCI Community Development, LLC
Unicom, Inc.	Alaska	Unicom, Inc., Unicom
United-KUC, Inc.	Alaska	United-KUC, Inc., United-KUC, KUC
United Utilities, Inc.	Alaska	United Utilities, Inc. United Utilities, UUI
United2, LLC	Alaska	United2, LLC, United2